Exhibit (g)(9)

THE BANK OF NEW YORK

GLOBAL FEE SCHEDULE

For

WESTCORE FUNDS

	Global
	Safekeeping Fee	Transaction Fee
Countries	*(in basis points)	(U.S. Dollars)
Argentina	18.0	70.00
Australia	4.0	60.00
Austria	5.0	65.00
Bahrain	60.0	175.00
Bangladesh	45.0	175.00
Belgium (reg. bds)	2.0	60.00
Belgium (equities and Cpn bds)	4.0	60.00
Bermuda	30.0	90.00
Bolivia	50.0	95.00
Botswana	35.0	65.00
Brazil	30.0	25.00
Bulgaria	50.0	100.00
Canada	2.0	15.00
Chile	30.0	70.00
China	25.0	60.00
Colombia	50.0	135.00
Costa Rica	15.0	60.00
Croatia	35.0	65.00
Cyprus	15.0	45.00
Czech Republic	23.0	60.00
Denmark	3.0	85.00
Ecuador	55.0	100.00
Egypt	45.0	120.00
Estonia	7.0	20.00
Euro CD's	3.0	30.00
Euromarket	1.5	15.00
Finland	8.0	60.00
France	4.0	60.00
Germany	2.0	35.00
Ghana	35.0	70.00
Greece	30.0	145.00
Hong Kong	8.0	75.00
Hungary	50.0	175.00
Iceland	60.0	175.00
India	50.0	175.00
Indonesia	12.0	125.00
Ireland	3.5	45.00
Israel	35.0	55.00
Italy	4.0	70.00

	Global
	Safekeeping Fee	Transaction Fee
Countries	*(in basis points)	(U.S. Dollars)
Ivory Coast	40.0	155.00
Jamaica	35.0	50.00
Japan (bonds)	3.0	10.00
Japan (equities)	3.0	10.00
Jordan	45.0	140.00
Kenya	35.0	65.00
Latvia (equities/bonds)	30.0	75.00
Latvia Gov't Bonds	15.0	75.00
Lebanon	25.0	90.00
Lithuania	20.0	50.00
Luxembourg	6.0	65.00
Malaysia	9.0	125.00
Mexico	10.0	25.00
Morocco	35.0	110.00
Namibia	35.0	65.00
Netherlands	6.0	35.00
New Zealand	3.5	65.00
Nigeria	35.0	65.00
Norway	3.0	80.00
Oman	60.0	175.00
Pakistan	40.0	150.00
Peru	45.0	120.00
Philippines	12.0	125.00
Poland	35.0	125.00
Portugal	20.0	100.00
Romania	35.0	100.00
Russia Equities	45.0	175.00
Russia (Min. Fin Bonds)	10.0	100.00
Singapore	8.0	90.00
Slovak Republic	35.0	150.00
South Africa	1.5	35.00
South Korea	12.5	25.00
Spain	5.0	55.00
Sri Lanka	20.0	70.00

	Global
	Safekeeping Fee	Transaction Fee
Countries	*(in basis points)	(U.S. Dollars)
Swaziland	35.0	65.00
Sweden	3.0	60.00
Switzerland	3.0	75.00
Taiwan	17.0	135.00
Thailand	5.0	45.00
Tunisia	40.0	45.00
Turkey	20.0	75.00
Ukraine	30.0	45.00
United Kingdom	3.0	35.00
United Kingdom (gilts)	3.5	50.00
Uruguay	50.0	65.00
Venezuela	50.0	175.00
Zambia	35.0	70.00
Zimbabwe	35.0	65.00

Minimum fee for use of our global network
$500 per month, per portfolio.

Third Party Foreign Exchange Settlements
$50 per non-USD currency movement.

Minimum charges imposed by Agent Banks/Local Administrators
Brazil - 15 basis points for annual administrative charges
Chile - USD $17,500 - $20,000 per annum minimum administration charge
Colombia - USD $600 per month minimum administration charge
Ecuador - USD $800 monthly minimum per relationship
Egypt - USD $400 monthly minimum per relationship

Additional Charges

Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, extraordinary communication fees or other unusual expenses which are unique to a client or to a country in which our clients is investing, will be in addition to the stated fees.

Submitted by:	Acknowledged by:
THE BANK OF NEW YORK	WESTCORE TRUST

Edward G. McGann	Jasper R. Frontz
Name: Edward G. McGann	Name: Jasper R. Frontz
Title: Vice President	Title: Treasurer
Date: April 23, 2004	Date: April 30, 2003